EXHIBIT 23.2


                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135


June 23, 2004

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Indiginet, Inc. - Form S-8

Gentlemen:

     I have acted as counsel to Indiginet, Inc., a Florida corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 210,000,000 shares of its common stock, ("Incentive Shares"), no par value per Incentive Share, which are issuable pursuant to the Company's Amended Employee Stock Incentive Plan for the Year 2004 No. 2, as well as the registration of 150,000,000 shares of its common stock ("Stock Shares"), no par value per Stock Share, which are issuable pursuant to the Company's Amended Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004 No. 2. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                          Very truly yours,

                                          /s/  Norman T. Reynolds

                                          Norman T. Reynolds


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